Exhibit 5.1

Exhibit 5.1 Opinion & Consent

12 June 2019

Matter No: 828638

Doc Ref: 105155673
+852 2842 9532

Wynne.Lau@conyersdill.com

Luckin Coffee Inc.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: Luckin Coffee Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of 79,015,500 Class A Ordinary Shares par value US$0.000002 each (the “Class A Ordinary Shares”) of the Company to be issued pursuant to the Company’s 2019 Share Option Plan (the “Plan).

For the purposes of giving this opinion, we have examined  and relied upon copies of the following documents (which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto):

(i)                                     the Registration Statement; and

(ii)                                  the Plan.

We have also reviewed (1) the currently adopted fifth amended and restated memorandum and articles of association of the Company, (2) the written resolutions of all directors of the Company dated 16 April 2019 and 18 January 2019, and written resolutions of all members of the Company dated 16 April 2019 (collectively, the “Resolutions”), (3) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 6 June 2019 (the “Certificate Date”), and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b)  the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (c) that the  Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issuance of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof,  (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission; (g) that on the date of issuance of any of the Class A Ordinary Shares, the Company will have sufficient authorised but unissued Class A Ordinary Shares, (h) that on the date of issuance of any award under the Plan, the Company will be able to pay its liabilities as they become due; and (i) all options and awards granted under the Plan are or were duly authorised in accordance with the terms of the Plan and the number of options and awards granted under the Plan are or were within the limit provided under the Plan.

We express no opinion with respect to the issuance of Class A Ordinary Shares pursuant to any provision of the Plan that purports to require the Company to issue Class A Ordinary Shares following the commencement of a winding up or liquidation. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                          The Class A Ordinary Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such Class A Ordinary Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman